                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2001

                           W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)



         Texas                          000-31721               76-0281502
(State or Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

   10370 Richmond Avenue, Suite 990
            Houston, Texas                                           77042
(Address of Principal Executive Offices)                           (Zip Code)


        Registrant's telephone number, including area code (713) 974-9071

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 4, 2001 W-H Energy Services, Inc. (the "Company") announced the May 31, 2001 closing of the acquisition of Coil Tubing Services, L.L.C. ("CTS"), a Louisiana based privately held provider of coil tubing and related services to the oil and natural gas industry. Included in this Current Report on Form 8-K are: (1) audited financial statements of CTS as of and for the year ended December 31, 2000, (2) unaudited financial statements of CTS as of March 31, 2001 and for the three months ended March 31, 2001 and 2000, (3) unaudited pro forma consolidated statement of operations as of and for the year ended December 31, 2000, and (4) unaudited pro forma consolidated balance sheet as of March 31, 2001 and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

                                       DESCRIPTION                                             PAGE NO.
                                       -----------                                             --------
Report of Independent Public
Accountants..................................................................................      2

Coil Tubing Services, L.L.C. Balance Sheets as of December 31, 2000 and
March 31, 2001...............................................................................      3

Coil Tubing Services, L.L.C. Statements of Operations for the year ended
December 31, 2000 and three months ended March 31, 2001 and 2000.............................      4

Coil Tubing Services, L.L.C. Statements of Members' Capital for the year ended
December 31, 2000 and three months ended March 31, 2001......................................      5

Coil Tubing Services, L.L.C. Statements of Cash Flows for the year ended
December 31, 2000 and three months ended March 31, 2001 and 2000.............................      6

Coil Tubing Services, L.L.C. Notes to Financial Statements for the year ended
December 31, 2000 (Including Amounts Applicable to Unaudited Interim
Periods).....................................................................................      7

         (b) Unaudited Pro Forma Financial Information

                                       DESCRIPTION                                             PAGE NO.
                                       -----------                                             --------
Unaudited Pro Forma Financial Information....................................................     11

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2001..........................     12

Unaudited Pro Forma Consolidated Statement of Operations for the
year ended December 31, 2000.................................................................     13

Unaudited Pro Forma Consolidated Statement of Operations for the
three months ended March 31, 2001............................................................     14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
W-H Energy Services, Inc.:

    We have audited the accompanying balance sheet of Coil Tubing Services, L.L.C. (a Louisiana corporation) as of December 31, 2000, and the related statements of operations, members' capital and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coil Tubing Services, L.L.C. as of December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP




Houston, Texas
May 21, 2001

                          COIL TUBING SERVICES, L.L.C.

                                 BALANCE SHEETS

                                                      DECEMBER 31,    MARCH 31,
                                                          2000          2001
                                                      ------------  ------------
                                                                     (UNAUDITED)
                                     ASSETS
 Current Assets:
   Cash and cash equivalents......................    $   102,262   $  3,053,645
   Accounts receivable, net of allowance of
     $161,885 and $255,885, respectively..........      6,102,503      5,855,885
   Prepaid expenses and other.....................         50,128             --
                                                      -----------   ------------
           Total current assets...................      6,254,893      8,909,530
 Property and Equipment:
   Coil tubing units..............................      3,222,854      3,910,471
   Equipment......................................      3,746,072      4,346,789
   Vehicles and trailer...........................        954,534      1,083,932
   Office equipment...............................         20,000         20,000
   Other..........................................          8,151          8,842
                                                      -----------   ------------
           Total property and equipment...........      7,951,611      9,370,034
           Less -- Accumulated depreciation.......     (1,845,358)    (2,164,083)
                                                      -----------   ------------
           Net property and equipment.............      6,106,253      7,205,951
                                                      -----------   ------------
           Total assets...........................    $12,361,146   $ 16,115,481
                                                      ===========   ============

                        LIABILITIES AND MEMBERS' CAPITAL

 Current Liabilities:
   Notes payable..................................    $ 4,139,968   $  3,954,996
   Current maturities of long-term debt...........        100,015        101,589
   Trade accounts payable.........................        436,651      1,554,954
   Accrued liabilities............................        744,531        980,515
                                                      -----------   ------------
           Total current liabilities..............      5,421,165      6,592,054
 Long-term debt, net of current maturities........        123,740        126,107
                                                      -----------   ------------
           Total liabilities......................      5,544,905      6,718,161

Commitments and Contingencies

 Members' Capital:
   Contributed capital, 100 units authorized,
    issued and outstanding........................        100,000        100,000
   Distributions..................................       (171,000)      (456,000)
   Accumulated earnings...........................      6,887,241      9,753,320
                                                      -----------   ------------
           Total members' capital.................      6,816,241      9,397,320
                                                      -----------   ------------
           Total liabilities and members' capital.    $12,361,146   $ 16,115,481
                                                      ===========   ============

   The accompanying notes are an integral part of these financial statements.

                          COIL TUBING SERVICES, L.L.C.

                            STATEMENTS OF OPERATIONS

                                                           FOR THE THREE MONTHS
                                     FOR THE YEAR ENDED       ENDED MARCH 31,
                                        DECEMBER 31,     ------------------------
                                            2000            2000          2001
                                     ------------------  ----------    ----------
                                                               (UNAUDITED)
Revenues........................        $15,261,783      $2,748,034    $6,426,074
Costs and expenses:
  Cost of revenues..............          6,460,967       1,300,572     2,197,656
  Depreciation..................            974,214         196,414       318,725
  Selling, general and
    administrative..............          2,750,387         439,635       996,379
                                        -----------      ----------    ----------
          Total costs and
             expenses...........         10,185,568       1,936,621     3,512,760
                                        -----------      ----------    ----------
Income from operations..........          5,076,215         811,413     2,913,314
Other (expense) income:
  Interest income...............             23,346           4,013        15,660
  Interest expense..............           (365,243)        (89,457)      (62,895)
  Other income..................             21,731              --            --
                                        -----------      ----------    ----------
          Net income............        $ 4,756,049      $  725,969    $2,866,079
                                        ===========      ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                          COIL TUBING SERVICES, L.L.C.

                         STATEMENTS OF MEMBERS' CAPITAL

                                      CONTRIBUTED                ACCUMULATED
                                        CAPITAL   DISTRIBUTIONS   EARNINGS       TOTAL
                                      ----------- -------------  -----------  -----------
Balance, December 31, 1999.......      $100,000     $      --    $2,131,192   $ 2,231,192
  Distributions..................            --      (171,000)           --      (171,000)
  Net income.....................            --            --     4,756,049     4,756,049
                                       --------     ---------    ----------   -----------
Balance, December 31, 2000.......       100,000      (171,000)    6,887,241     6,816,241
  Distributions (unaudited)......            --      (285,000)           --      (285,000)
  Net income (unaudited).........            --            --     2,866,079     2,866,079
                                       --------     ---------    ----------   -----------
Balance, March 31, 2001
  (unaudited)....................      $100,000     $(456,000)   $9,753,320   $ 9,397,320
                                       ========     =========    ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                          COIL TUBING SERVICES, L.L.C.

                            STATEMENTS OF CASH FLOWS

                                                                        FOR THE THREE MONTHS ENDED
                                                   FOR THE YEAR ENDED            MARCH 31,
                                                      DECEMBER 31,      --------------------------
                                                          2000             2000           2001
                                                   ------------------   ----------     ----------
                                                                                (UNAUDITED)
Cash Flows from Operating Activities:
  Net income..................................        $ 4,756,049       $  725,969     $2,866,079
                                                      -----------       ----------     ----------
  Adjustments to reconcile net income to net
    cash provided by operating activities --
     Depreciation.............................            974,214          196,414        318,725
     Change in allowance for doubtful accounts            108,815          (53,070)        94,000
     (Increase) decrease in operating assets --
       Accounts receivable....................         (3,565,532)         703,759        152,618
       Prepaid expenses and other.............            (34,586)        (106,562)        50,128
     Increase (decrease) in operating
       liabilities --
       Trade accounts payable.................           (389,773)         188,369      1,118,303
       Accrued liabilities....................            422,470         (175,310)       235,984
                                                      -----------       ----------     ----------
          Total adjustments...................         (2,484,392)         753,600      1,969,758
                                                      -----------       ----------     ----------
          Net cash provided by operating
            activities........................          2,271,657        1,479,569      4,835,837
                                                      -----------       ----------     ----------
Cash Flows from Investing Activities:
  Purchases of property and equipment.........         (2,564,274)        (697,044)    (1,418,423)
  Proceeds from sale of fixed assets..........             19,185               --             --
                                                      -----------       ----------     ----------
          Net cash used in investing
            activities........................        (2,545,089)        (697,044)    (1,418,423)
                                                      -----------       ----------     ----------
Cash Flows from Financing Activities:
  Net proceeds from borrowings................          4,504,073               --         91,750
  Payments on debt............................         (4,351,012)        (307,708)      (272,781)
  Distributions...............................           (171,000)              --       (285,000)
                                                      -----------       ----------     ----------
          Net cash used in financing
            activities........................            (17,939)        (307,708)      (466,031)
                                                      -----------       ----------     ----------
Net Increase (Decrease) in Cash...............           (291,371)         474,817      2,951,383
Cash and Cash Equivalents:
  Beginning of period.........................            393,633          393,633        102,262
                                                      -----------       ----------     ----------
  End of period...............................        $   102,262       $  868,450     $3,053,645
                                                      ===========       ==========     ==========
Supplemental Disclosures of Cash Flow
Information:
          Cash paid during the period for
            interest..........................        $   361,283       $   89,457     $   62,895
                                                      ===========       ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                          COIL TUBING SERVICES, L.L.C.

                          NOTES TO FINANCIAL STATEMENTS
           (INCLUDING AMOUNTS APPLICABLE TO UNAUDITED INTERIM PERIODS)

1. BUSINESS ORGANIZATION:

Description of Company

    Coil Tubing Services, L.L.C. (CTS), was established in Louisiana on January 7, 1998. It is engaged principally in providing coil tubing services to the oil industry, primarily in the southeastern United States and the Gulf of Mexico.

    CTS's business depends in large part on the conditions of the oil and natural gas industry, and specifically on the capital investment of CTS's customers. A prolonged downturn in oil and natural gas prices could have a material adverse effect on CTS's results of operations and financial condition. Prices for oil and natural gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of other factors that are beyond CTS's control. Any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity. Lower levels of activity result in a corresponding decline in the demand for CTS's production-related products and services which could have a material adverse effect on its revenues and profitability. Other risk factors include, but are not limited to, competition and reliance on key personnel. Management believes that cash flows anticipated to be generated from operations together with CTS's existing credit capacity will provide sufficient liquidity for its foreseeable needs.

2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES:

Cash and Cash Equivalents

    Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. CTS maintains its cash in bank accounts at high-credit-quality financial institutions. The balances, at times, may exceed federally insured limits.

Accounts Receivable

    Accounts receivable have a concentration of credit risk in the oil and natural gas industry. CTS performs continuing credit evaluations of its customers and generally does not require collateral. CTS's allowance is based on an evaluation by management of the accounts.

Property and Equipment

    Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost, less accumulated depreciation, and any resulting gain or loss is reflected in the accompanying statements of operations.

    Depreciation is computed using the straight-line method over estimated useful lives of five to seven years.

Realization of Long-Lived Assets

    Under Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," CTS has evaluated its long-lived assets for financial impairment and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. CTS evaluates the recoverability of its long lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets in any period presented.

Rental Expense Under Operating Leases

    CTS leases equipment on a short-term basis. The leases are accounted as operating leases whereby the amount of expense recognized in each accounting period is equivalent to the amount of rent according to the provisions of the lease.

Revenue Recognition and Cost of Revenues

    CTS recognizes revenue for services as services are provided. Revenue from products is recognized upon shipment of the product. Revenue from the rental of equipment is recognized upon completion of the rental period. The primary components of operating expenses are those salaries, expendable supplies, repairs and maintenance, costs of products sold and general operational costs that are directly associated with the services performed or products sold by CTS for its customers. Proceeds from customers for the cost of oil field rental equipment that is involuntarily damaged or lost downhole are reflected as revenues.

Income Taxes

    CTS is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable, or provided for, by CTS. The members are taxed individually on their shares of CTS's earnings. CTS's net income or loss is allocated among the members in accordance with the operating agreement of CTS.

Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

    CTS considers the fair value of all financial instruments (primarily long-term debt) not to be materially different from their carrying values at the end of each fiscal year based on management's estimate of CTS's ability to borrow funds under terms and conditions similar to those of CTS's existing debt.

Interim Financial Information

    The interim balance sheet as of March 31, 2001, and statements of operations, members' capital and cash flows for the three months ended March 31, 2000 and 2001, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations, members' capital and cash flows with respect to the interim financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

New Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities," which CTS adopted effective January 1, 2001. SFAS No. 133 will require CTS to record all derivatives as assets or liabilities at fair value.

Changes in derivative fair values will either be recognized in earnings, offset against changes in the fair value of the related hedged assets, liabilities and firm commitments or, for forecasted transactions, recorded as a component of other comprehensive income in members' capital until the hedged transactions occur and are recognized in earnings. The ineffective portion of a hedging derivative's change in fair value will be recognized in earnings immediately. CTS has not, to date, engaged in activities or entered into arrangements associated with derivative instruments.

    In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements," which provides guidance related to revenue recognition based on interpretations and practice followed by the SEC. CTS's management believes that its revenue recognition policy is in accordance with SAB 101.

3. NOTES PAYABLE:

    Details of notes payable at December 31, 2000, and March 31, 2001, are summarized as follows:

                                                           DECEMBER 31,    MARCH 31,
                                                               2000          2001
                                                          -------------  -----------
                                                                         (UNAUDITED)
 Demand 8.5% note payable to a bank, secured by
   equipment and guaranteed by certain members
   of CTS, being repaid in monthly installments
   of $70,408 through June 2005, including
   interest...........................................      $3,139,968   $2,994,796

Demand 8.5% note payable to a bank, secured by
   equipment and guaranteed by certain members
   of CTS, being repaid in monthly installments
   of $20,593 through December 2005, including
   interest...........................................       1,000,000      960,200
                                                            ----------   ----------
           Total notes payable........................      $4,139,968   $3,954,996
                                                            ==========   ==========

    Under the terms of the demand notes payable, the Company is required to maintain certain financial covenants. As of December 31, 2000, the Company was not in compliance with one of the financial covenants. The bank has taken no recourse and, as of March 31, 2001, the Company was in compliance with all financial covenants. In addition, CTS has a $500,000 revolving line of credit on which no draws have been made as of March 31, 2001.

4. LONG-TERM DEBT:

    CTS's long-term debt is comprised of notes payable secured by vehicles. The notes mature at various times through 2003 and have monthly payments ranging from $506 to $627, including interest of up to 6.0 percent.

    Aggregate maturities of long-term debt at December 31, 2000, are as follows:

        Year ending December 31--
          2001........................................     $ 100,015
          2002........................................        78,358
          2003........................................        45,382
                                                           ---------
                  Total...............................     $ 223,755
                                                           =========

5. COMMITMENTS AND CONTINGENCIES:

Nitrogen Purchase Agreement

    During 1998, CTS entered into a five-year agreement (the Agreement) with a nitrogen supplier to be the sole nitrogen distributor to CTS during the five-year term of the Agreement. The Agreement provides for specified pricing which the supplier can adjust under certain circumstances. Management believes the pricing in the Agreement approximates market at December 31, 2000.

Operating Leases

    CTS leases office space under three operating leases expiring at various times through December 31, 2001. Rent expense under such operating leases amounted to $82,626 during the year ended December 31, 2000. Future minimum lease payments required under these operating leases through 2001 are $105,396.

6. RETIREMENT PLANS:

    CTS sponsors a 401(k) profit-sharing plan covering substantially all of its employees. CTS may make matching contributions for participants based on their elective deferrals equal to a percentage determined by management prior to the end of each year. CTS's 2000 contribution to the plan during the year ended December 31, 2000, totaled $72,867.

7. RELATED-PARTY TRANSACTIONS:

    During the year ended December 31, 2000, CTS had the following transactions with related parties:

         a. Noninterest-bearing notes totaling $457,147 payable to members, which were paid in full in 2000.

         b. Rental payments for facilities aggregating $72,000 to Liberia Properties, L.L.C., a company owned by certain members of CTS.

8. MEMBERS' AGREEMENT:

    In 1998, three individuals contributed $100,000 for member interests upon formation. In 1999 and 2000, CTS issued member interests to six employees. These member interests are forfeitable in the event of termination. All salary and distributions paid to these six individuals have been recorded as compensation expense. Compensation expense for member interests totaled approximately $344,000 and $245,000 (unaudited) for the year ended December 31, 2000, and for the three months ended March 31, 2001, respectively.

9. SUBSEQUENT EVENT:

    On May 31, 2001, W-H Energy Services, Inc. (W-H Energy) acquired CTS through the purchase from the members thereof 100% of the outstanding membership interests in CTS. W-H Energy paid $28,050,000 in cash, $4,500,000 in convertible subordinated debt and 372,340 shares of W-H Energy's common stock. W-H Energy also assumed and retired CTS's debt (see Notes 3 and 4).

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma consolidated financial information is derived from the historical financial statements of W-H Energy Services, Inc. (W-H) included in the June 8, 2001 Registration Statement filed on Form S-1. The unaudited pro forma consolidated statements of operations data for the year ended December 31, 2000 and for the three months ended March 31, 2001 give effect to:

    - the acquisition of Coil Tubing Services, L.L.C. (CTS) in May 2001, as if this event had occurred on January 1, 2000; and

    - the amendment to our credit facility in May 2001, as if this event had occurred on January 1, 2000.

    The unaudited pro forma as adjusted consolidated balance sheet data as of March 31, 2001 gives effect to:

    - the acquisition of CTS in May 2001, as if this event had occurred on March 31, 2001; and

    - the amendment to our credit facility in May 2001, as if this event had occurred on March 31, 2001.


    The unaudited pro forma consolidated financial information does not purport to represent what W-H's results of operations actually would have been had these events occurred on the dates indicated nor are they intended to project W-H's results of operations for any future period or date. The unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements appearing in the June 8, 2001 Registration Statement filed on Form S-1.

                            W-H ENERGY SERVICES, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001

                                       HISTORICAL
                             -----------------------------
                              W-H ENERGY       COIL TUBING       PRO FORMA
                             SERVICES, INC.  SERVICES, L.L.C.    ADJUSTMENTS    PRO FORMA
                             --------------  ----------------    -----------    ---------
                                                (IN THOUSANDS)
Current Assets:
  Cash and equivalents....     $   3,821       $ 3,054        $ (2,304)(1)   $ 11,403
                                                               (28,300)(1)
                                                                35,132(2)
  Accounts receivable, net        64,127         5,856          (5,856)(1)     64,127
  Inventories.............        23,274            --              --         23,274
  Deferred income taxes...         2,987            --              --          2,987
  Prepaid expenses and
    other.................         2,531            --              --          2,531
                               ---------       -------        --------       --------
        Total current
          assets..........        96,740         8,910          (1,328)       104,322
Property and equipment....       105,451         7,206           1,800(1)     114,457
Other non-current assets..        44,208            --          38,965(1)      83,173
                               ---------       -------        --------       --------
        Total assets......     $ 246,399       $16,116        $ 39,437       $301,952
                               =========       =======        ========       ========
Current Liabilities:
  Accounts payable........     $  19,263       $ 1,555        $ (1,555)(1)   $ 19,263
  Accrued liabilities.....        22,537           981            (981)(1)     22,537
  Current maturities of
    debt..................         3,350         4,057          (4,057)(2)      3,350
                               ---------       -------        --------       --------
        Total current
          liabilities.....        45,150         6,593          (6,593)        45,150
Debt, net of current
  maturities..............        75,475           126           4,500(1)     120,975
                                                                  (126)(2)
                                                                41,000(2)
Other non-current
  liabilities.............         4,739            --              --          4,739
                               ---------       -------        --------       --------
        Total liabilities.       125,364         6,719          38,781        170,864
                               ---------       -------        --------       --------
Shareholders' Equity:
  Preferred stock.........            --            --              --             --
  Common stock............             2            --              --              2
  Members' capital........            --           100            (100)(1)         --
  Additional paid-in
    capital...............       163,080            --          10,053(1)     173,133
  Distributions...........            --          (456)            456(1)          --
  Deferred compensation...        (1,094)           --              --         (1,094)
  Cumulative translation
    adjustment............        (2,035)           --              --         (2,035)
  Retained earnings
    (deficit).............       (38,918)        9,753          (9,753)(1)    (38,918)
                               ---------       -------        --------       --------
        Total shareholders'
          equity..........       121,035         9,397             656        131,088
                               ---------       -------        --------       --------
        Total liabilities
          and shareholders'
          equity..........     $ 246,399       $16,116        $ 39,437       $301,952
                               =========       =======        ========       ========

----------

(1) To record the purchase of CTS for $28.1 million in cash, $4.5 million in subordinated debt, 372,340 shares of W-H common stock and $0.2 million in acquisition costs.

(2) To record (i) borrowings of $45.0 million under W-H's credit facility for the purchase of CTS and the repayment of approximately $4.0 million of debt under W-H's revolving credit facility and $4.1 million of CTS debt and (ii) deferred debt costs of $1.7 million incurred related to the borrowings of $45.0 million.

                            W-H ENERGY SERVICES, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                           HISTORICAL
                                                 --------------------------------
                                                                    COIL TUBING
                                                                 SERVICES, L.L.C.
                                                                  (PREACQUISITION
                                                                    PERIOD FROM
                                                                    JANUARY 1,
                                                                      2000 TO
                                                   W-H ENERGY      DECEMBER 31,    CTS PRO FORMA
                                                 SERVICES, INC.        2000)        ADJUSTMENTS         PRO FORMA
                                                 --------------   ---------------  --------------      -----------
                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
   Revenues...................................     $   229,952       $15,262         $    --           $   245,214
   Costs and expenses:
    Cost of revenues..........................         123,871         6,461              --               130,332
    Selling, general and administrative.......          44,380         2,751              --                47,131
    Research and development..................           6,010            --              --                 6,010
    Depreciation and amortization.............          19,339           974           2,239(1)             22,552
                                                   -----------       -------         -------           -----------
          Total costs and expenses............         193,600        10,186           2,239               206,025
                                                   -----------       -------         -------           -----------
   Income from operations.....................          36,352         5,076          (2,239)               39,189
   Other expense (income):
    Interest expense..........................          23,407           365           3,680(2)             26,977
                                                            --            --            (475)(3)                --
    Other expense (income), net...............             674           (45)             --                   629
                                                   -----------       -------         -------           -----------
   Income before income taxes.................          12,271         4,756          (5,444)               11,583
   Provision for income taxes.................           4,671            --            (261)(4)             4,410
                                                   -----------       -------         -------           -----------
   Income before extraordinary loss...........     $     7,600       $ 4,756         $(5,183)          $     7,173
                                                   ===========       =======         =======           ===========
   Earnings per share:
    Basic
      Income before extraordinary loss........     $      0.53                                         $      0.49
                                                   ===========                                         ===========
    Diluted
      Income before extraordinary loss........     $      0.53                                         $      0.49
                                                   ===========                                         ===========
   Number of shares used in calculation of
   earnings
    per share:
    Basic.....................................      14,328,031                                          14,700,371
                                                   ===========                                         ===========
    Diluted...................................      14,328,031                                          14,700,371
                                                   ===========                                         ===========

----------

(1) To record the amortization of intangibles acquired as a result of the purchase price allocation of CTS. Identifiable intangibles are amortized over their useful lives and goodwill is amortized over 20 years.

(2) To record interest expense at an effective interest rate of 7.5% for amounts borrowed under the amended credit facility used to finance the CTS acquisition.

(3) Adjusts interest expense to reflect repayment of the revolving credit facility with proceeds from borrowings under the amended Term B credit facility as if the amendment had occurred on January 1, 2000.

(4) Reflects a benefit for income taxes related to the non-taxed CTS entity at statutory rates. Benefit adjustment includes the impact of other pro forma adjustments for the acquisition.

                            W-H ENERGY SERVICES, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001

                                                             HISTORICAL
                                                 ------------------------------------
                                                                      COIL TUBING
                                                                   SERVICES, L.L.C.
                                                                    (PREACQUISITION
                                                                      PERIOD FROM
                                                                    JANUARY 1, 2001
                                                                          TO              CTS
                                                     W-H ENERGY        MARCH 31,       PRO FORMA
                                                   SERVICES, INC.        2001)        ADJUSTMENTS     PRO FORMA
                                                 ----------------   ----------------  -----------    -----------
                                                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
 Revenues......................................      $    78,956       $ 6,426          $    --      $    85,382
 Costs and expenses:
   Cost of revenues............................           41,565         2,198             (277)(1)       43,486
   Selling, general and administrative.........           13,462           997               --           14,459
   Research and development....................            1,609            --               --            1,609
   Depreciation and amortization...............            5,708           318              560(2)         6,586
                                                     -----------       -------          -------      -----------
         Total costs and expenses..............           62,344         3,513              283           66,140
                                                     -----------       -------          -------      -----------
 Income from operations........................           16,612         2,913             (283)          19,242
 Other expense (income):
   Interest expense............................            1,921            63              920(3)         2,764
                                                              --            --             (140)(4)           --
   Other income, net..........................              (61)          (16)              --              (77)
                                                     -----------       -------          -------      -----------
 Income before income taxes....................           14,752         2,866           (1,063)          16,555
 Provision for income taxes....................            5,821            --              720(5)         6,541
                                                     -----------       -------          -------      -----------
 Net income....................................      $     8,931       $ 2,866          $(1,783)     $   $10,014
                                                     ===========       =======          =======      ===========
 Earnings per share:
   Basic.......................................      $      0.40                                     $      0.44
                                                     ===========                                     ===========
   Diluted.....................................      $      0.35                                     $      0.38
                                                     ===========                                     ===========
 Number of shares used in calculation of
 earnings per share:
   Basic.......................................       22,323,237                                      22,695,577
                                                     ===========                                     ===========
   Diluted.....................................       25,873,132                                      26,245,472
                                                     ===========                                     ===========

----------

(1) Reflects the difference between CTS's historical employee compensation expense and that which would have been recorded as a subsidiary of W-H based on employment agreements entered into at the CTS acquisition date.

(2) To record the amortization of intangibles acquired as a result of the purchase price allocation of CTS. Identifiable intangibles are amortized over their useful lives and goodwill is amortized over 20 years.

(3) To record interest expense at an effective rate of 7.5% for amounts borrowed under the credit facility used to finance the CTS acquisition.

(4) Adjusts interest expense to reflect repayment of the revolving credit facility with proceeds from borrowings under the amended Term B credit facility at an effective rate of approximately 9.5% as if the amendment had occurred on January 1, 2000.

(5) Reflects a provision for income taxes related to the non-taxed CTS entity at statutory rates. Provision adjustment includes the impact of other pro forma adjustments for the acquisition.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 15th day of June, 2001.


                                       W-H ENERGY SERVICES, INC.


                                       By:  /s/ KENNETH T. WHITE, JR.
                                          -------------------------------------
                                                Kenneth T. White, Jr.
                                          President and Chief Executive Officer